Chordiant Software, Inc.

Offer to Amend Eligible Options

March 30, 2007

Presented by:

Tom Reicher

Cooley Godward Kronish LLP

Disclaimer - Refer to the Offering Memorandum

- This presentation is only intended to provide an overview of the issues and give you an opportunity to ask questions
- The actual "Offer" is strictly limited to the terms and conditions specified in the Offering Memorandum filed with the Securities and Exchange Commission on March 28, 2007
- In the event of a conflict between this Presentation and the Offering Memorandum, the Offering Memorandum will control

What is Section 409A?

- Section 409A was added to the Internal Revenue Code by the American Jobs Creation Act of 2004
- Intended to address “abuses” in deferred compensation in which compensation is “earned” in one year, but paid and taxed in a later year
- The following compensatory options are subject to Section 409A, unless they qualify for an exemption:
  - All options granted after October 4, 2004
  - All options granted on or before October 4, 2004, but unvested as of January 1, 2005

Option Taxation Prior to §409A - NSOs

- **Nonqualified stock options (NQOs), discounted or not, were taxed as follows:**
  - No tax at grant or vesting
  - Income tax at exercise
    - Option grant price = $43; stock price at vesting = $45
    - Employee exercises when stock price = $50
    - Income tax at exercise on the "gain" ($50-$43)
    - Capital gains tax at sale on additional gain (sales price - $50)

Option Taxation Prior to §409A - ISOs

- Incentive stock options (ISOs) taxed as follows:
  - No tax at grant or vesting
  - At exercise:
    - Option grant price = $43; stock price at vesting = $45
    - Employee exercises when stock price = $50
    - No ordinary income tax on exercise
      - Potential AMT for exercise and hold ($50-$43)
    - Any gain recognized at sale (sales price - $43)
      - If holding period (> 2 years after option granted and > 1 year after option exercised) is met, capital gains when shares are sold
      - If holding period is not met, gain on sale is ordinary income to the extent of "gain" at time of option exercise

How Does Section 409A Treat "Discounted" Options?

- Options are subject to Section 409A if the exercise price is less than "fair market value" of the underlying stock on the date of grant
- Pursuant to Section 409A, such "discounted" options are:
  - Subject to federal income tax in the year that they vest (whether or not the options are exercised),
  - Subject to an additional 20% federal income tax,
  - May be subject to additional state income taxes (*e.g.*, 20% in California), and
  - Subject to an interest penalty
- Aggregate 80% or greater marginal tax rate possible!

How Did I Receive "Discounted Options"?

- The Audit Committee of Chordiant's Board of Directors identified certain occasions when Chordiant used incorrect grant measurement dates for accounting purposes
- If the FMV on the revised measurement date was higher than the FMV on the original grant date, Chordiant considers the options discounted for accounting purposes and also for tax purposes
- Chordiant considers discounted options as NQOs even if originally granted as ISOs

Example

- Assume a nonqualified stock option granted on July 1, 2002 for 10,000 shares
- Assume the option price = $6.50, but fair market value at appropriate accounting measurement date = $8.15
- Vesting: 2,500 options vest on July 11, 2003
  - 1,042 options vest monthly during 2003
  - 2,500 options vest monthly during 2004
  - 2,500 options vest monthly during 2005
  - 1,458 options vest monthly during 2006
- Assume that no part of the option has yet been exercised
- CONCLUSION:
  - 3,958 options (2,500 + 1,458) in this grant may be subject to §409A because they (1) have been granted at less than fair market value on the date of grant, (2) vested after 12/31/04, and (3) have not been exercised or cancelled to date.

Example (continued)

- Assume that, as of 12/31/2007, Chordiant stock price = $13.50

§409A Estimated Impact

- W-2 Income Inclusion: $27,706
  (3,958 options x $7 ($13.50 FMV - $6.50 Option Price))

Fed Ordinary Income	$ 9,698	(35.0%)
CA Ordinary Income	$ 2,577	(9.3%)
Normal Tax Rate	$12,275	44.3%
Penalty Tax (Fed + CA)	**$11,082**	**(40.0%)**
Interest (Fed + CA)	**$ 2,494**	**(9.0%)***
Tax Rate w/§409A	**$25,851**	**93.3%**

- Tax due will be recalculated each year until exercise or expiration of the option based on any increases in the value of the underlying shares (no offset for decreases in value).

* Assumes an aggregate interest rate under §409A and applicable CA law of 9%. Rate is subject to change based on changes in applicable federal interest rate.

Chordiant's Solution: The Offer

- **Amend unexercised Eligible Options to increase the option exercise price**
  - New option exercise price will equal the fair market value (closing price) at the accounting measurement date.
  - All other terms will remain the same (including the number of shares, vesting schedule and expiration date).
- **Make a cash payment in the first payroll cycle in January 2008**
  - Equal to the difference between the original option exercise price and the corrected exercise price multiplied by the number of shares subject to the Eligible Portion of the Eligible Option

Eligible Optionees

- To participate in the Offer, you must be an "Eligible Optionee"
- "Eligible Optionee" is an individual who has been granted an "Eligible Option" (discussed on next slide) and who is:
  - A current employee as of the commencement of the Offer and when the Offer closes, and
  - Subject to taxation in the United States
- If your employment terminates prior to the close of the Offer, you will no longer be an Eligible Optionee

Eligible Options

- "Eligible Options" subject to the Offer are certain options granted to Eligible Optionees under either Chordiant's 1999 Equity Incentive Plan or the 2005 Equity Incentive Plan between February 14, 2000 and September 30, 2006 on certain specified dates (see the next slide)
- Only the following portion of Eligible Options may be amended pursuant to the Offer:
  - Beneficially owned by an Eligible Optionee, and
  - Unvested as of December 31, 2004, and
  - Outstanding (unexercised or not otherwise terminated) at the close of the Offer
- The entire Eligible Portion of your Eligible Option must be tendered for amendment.

Eligible Option Grant Dates

Original Date of Grant	Original Option Exercise Price ($)[1]	Revised Grant Date	FMV on Revised Grant Date (Corrected Exercise Price)($)[1]	Price Differential ($)
10/2/2001	$ 4.50	11/29/2001	$ 9.13	$ 4.63
12/17/2001	15.50	1/2/2002	19.78	4.28
11/5/2002	3.33	6/26/2003	5.20	1.87
4/14/2003	2.10	6/3/2003	3.78	1.68
5/13/2003	2.50	7/14/2003	5.00	2.50
11/3/2003	11.00	1/21/2004	14.53	3.53
12/9/2003	10.75	1/20/2004	13.95	3.20
6/15/2004	10.43	6/17/2004	10.80	0.37
7/25/2005	5.63	7/13/2005	5.75	0.12
4/14/2006	8.13	4/14/2006	8.28	0.15

(1) **Please note that all share and price per share amounts in the table above have been adjusted to reflect the one-for-2.5 share reverse stock split that occurred on February 20, 2007.**

Options Not Eligible for the Offer (the "Ineligible Portion")

- The following portions of "Eligible Options" are excluded from the Offer:
  - Vested on or before December 31, 2004, or
  - Already exercised, or
  - Expired or otherwise cancelled, or
  - Beneficially owned by someone other than an Eligible Optionee

What If I Elect Not To Participate In The Offer?

- Tax Impact:
  - Potential federal income taxation *prior to exercise*
  - 20% additional federal income tax
  - Potential federal interest and penalties
  - Potential parallel California state income tax, interest and penalties (if applicable)
- **Tax due may increase each year until exercise or expiration of the discounted options.**
- **This solution is a <u>one-time offer</u> to help minimize or avoid adverse tax consequences.**

How Do I Participate?

- Tender Offer Begins: March 28, 2007
- Tender Offer Expires: April 25, 2007
  - All elections MUST be received by 11:59 PM (Pacific Time) on April 25, 2007
  - Late submissions will not be accepted
- Only way to "tender" and accept the offer:
  - Submit your completed personalized Election Form (as emailed to you) via email to ***lydiaterrill@chordiant.com***
- Notice of Receipt of Election Form will be issued to you 3 business days after receipt
- Participation is voluntary, but everyone who receives an email must submit an Election Form

Tender Offer Documents and Personalized Election Form

- You have received an email that includes:
  - A copy of the Offering Memorandum (includes FAQs)
  - Your personalized Election Form

Terms of the Offer

- Must tender all Eligible Portions of an individual Eligible Option that are included in the Offer
  - If you hold more than one Eligible Option, you must tender all of your Eligible Options.
  - The "Ineligible Portion" of your Eligible Option will not be amended.
- Participation in the Offer is at your own risk, and there is no guarantee that Eligible Options will not be subject to potential adverse tax consequences
- Acceptance of the Offer and amendment of your Eligible Options does not occur until after the Expiration Time (upon receipt of your Final Election Confirmation Statement)
- Acceptance of the Offer gives you no additional right to continue to remain employed by or in service of Chordiant

What About Exercised Options?

- **Exercised options are excluded from the Offer**
  - Options exercised prior to January 1, 2006
    - Exempt from Section 409A
  - Options exercised on or after January 1, 2006
    - May be subject to Section 409A, even if the optionee was unaware that the option may have been granted at a discount

How Do I Accept the Offer?

- Complete **Election Form** indicating acceptance of the Offer
  - Return Election Form to Lydia Terrill
  - Must use email at ***lydiaterrill@chordiant.com***
- Chordiant must receive **Election Form** by April 25, 2007, at 11:59 p.m. Pacific Time

How Do I Reject the Offer?

- Complete **Election Form** indicating rejection of the Offer
  - Return Election Form to Lydia Terrill
  - Must use email: ***lydiaterrill@chordiant.com***

<u>or</u>

- Fail to return the Election Form by deadline

<u>or</u>

- Do nothing

What If I Change My Mind?

- Elections may be withdrawn or changed at any time, so long as a new **Election Form** is received by Chordiant prior to the deadline

What Do I Need to Do?

- Carefully review the Offering Memorandum, exhibits, and business and financial information provided to you
- Consult with your own legal, financial, and tax advisors
- Consider which alternative is best for you:
  - Amend Eligible Options and accept Cash Payment, **or**
  - Reject the Offer
- Chordiant will answer questions, but it does not know what choice is best for you and will not make specific recommendations
- If considering exercising your Eligible Options during 2007, consider delaying exercising your Eligible Options until you have decided what to do about the Offer. Your Eligible Options will no longer qualify as "Eligible Options" once they have been exercised.

Risks of Tax Rule Uncertainty

- Chordiant believes that the Offer "cures" the potential problem of discounted options under Section 409A, but it cannot provide an absolute guarantee
- Section 409A is new, and guidance from the Treasury and IRS has been limited and sporadic to date
- No assurance that subsequent guidance may not cause unfavorable tax consequences to you, despite your participation in the Offer
- State tax law uncertainty

Important Information

THIS PRESENTATION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO PURCHASE OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO AMEND ARE MADE ONLY PURSUANT TO AN OFFER TO AMEND AND RELATED MATERIALS THAT CHORDIANT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") ON MARCH 28, 2007 AS PART OF AN OFFERING MEMORANDUM. OPTIONEES WHO ARE ELIGIBLE TO PARTICIPATE IN THE TENDER OFFER SHOULD READ THE OFFERING MEMORANDUM AND THE RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER. OPTIONEES MAY OBTAIN THE OFFERING MEMORANDUM AND THE RELATED MATERIALS FREE OF CHARGE FROM THE SEC'S WEBSITE AT WWW.SEC.GOV OR FROM LYDIA TERRILL AT CHORDIANT.

Reminders

- Cooley Godward Kronish LLP is not a financial or investment advisor.
- **Circular 230 Disclaimer**. THE FOLLOWING DISCLAIMER IS PROVIDED IN ACCORDANCE WITH THE INTERNAL REVENUE SERVICE'S CIRCULAR 230 (21 C.F.R. PART 10). THIS PRESENTATION IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY YOU FOR THE PURPOSE OF AVOIDING ANY PENALTIES THAT MAY BE IMPOSED ON YOU. THIS PRESENTATION WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF PARTICIPATION IN THE COMPANY'S EQUITY INCENTIVE PROGRAMS. YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.